EMPLOYMENT AGREEMENT


                THIS EMPLOYMENT AGREEMENT (the "Agreement"), effective as of June 1, 1998, is entered into by and between William J. Hemelt (the "Employee") and Gum Tech International, Inc. (the "Company").

                The Company desires to establish its right to the services of the Employee, in the capacity described below, on the terms and conditions, and subject to the rights of termination hereinafter set forth, and the Employee is willing to accept such employment on such terms and conditions.

                In consideration of the mutual agreements hereinafter set forth, the Employee and the Company have agreed and do hereby agree as follows:

                1. EMPLOYMENT AS CHIEF FINANCIAL OFFICER OF THE COMPANY. The Company does hereby employ, engage and hire the Employee as Chief Financial Officer of the Company and the Employee does hereby accept and agree to such hiring, engagement and employment. Employee agrees to perform any and all other duties and to assume any and all responsibilities that may be assigned to him from time to time by the President of the Company. The Employee will devote his full time, energy and skill to the performance of his duties for the Company and for the benefit of the Company, vacations pursuant to Section 4 below, and reasonable absences because of illness excepted. Furthermore, the Employee will exercise due diligence and care in the performance of his duties of the Company under this Agreement.

                2. EMPLOYMENT PERIOD.

                (a) INITIAL TERM. The Employee shall be employed by the Company for the duties as set forth in Section 1 for the two-year period, commencing on June 1, 1998 and ending on May 31, 2000 (the "Initial Term"), unless sooner terminated in accordance with the provisions of this Employment Agreement.

                (b) RENEWAL; EMPLOYMENT PERIOD DEFINED. This Employment Agreement will be automatically renewed at the end of the Initial Term for additional one-year periods commencing on each June 1 and ending on the next following May 31(a "Renewal Term"), unless either party serves notice of desire to terminate or modify this Employment Agreement ("Notice of Non-Renewal") on the other. Employee must give Notice of Non-Renewal at least sixty (60) days before the end of the Initial Term or the applicable Renewal Term. Unless this Agreement is terminated by the Company for "cause" pursuant to Section 7(a), the Company must give Notice of Non-Renewal at least six (6) months before the end of the Initial Term or sixty (60) days before the end of any applicable Renewal Term. If the Company fails to give timely a Notice of Non-Renewal prior to the end of the Initial Term, the Company shall pay to Employee a penalty. The amount of such penalty shall be determined in accordance with Section 2(c). The period of time commencing as of June 1, 1998, and ending on the effective date of the termination of employment

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of the Employee  under this or any successor  agreement  shall be referred to as the "Employment Period".

                (c) PENALTY FOR COMPANY FAILURE TO PROVIDE TIMELY NOTICE OF NON-RENEWAL. If the Company fails to give Employee Notice of Non-Renewal at least six (6) months before the end of the Initial Term as required by Section 2(b), Company will pay a penalty to Employee in an amount equal to Employee's base salary, as determined pursuant to Section 3, multiplied by one-twelfth (1/12), and then multiplied by the difference between six (6) and the length of the notice (measured in full and fractional months) actually given by the Company. The penalty payable pursuant to this paragraph shall be payable commencing after the Employment Period in equal semi-monthly installments (paid at the same time as the Company's semi-monthly payroll) at the rate at which Employee' base salary was being paid on the last day of the Employment Period until such time as the penalty has been paid in full. To the extent necessary, the last installment payment shall be prorated.

                (d) NINETY (90) DAY FREE LOOK PERIOD. Notwithstanding any other provision of this Agreement to the contrary, either party may, during the period commencing on June 1, 1998 and ending on August 30, 1998 terminate this Agreement for any reason whatsoever by providing ten (10) days advance written notice of termination to the other party. If Employee's employment is terminated during this ninety (90) day free look period, the provisions of Sections 7 and 8 shall not apply. The Company's obligation to pay base salary pursuant to Section 3 shall end as of the date Employee's employment is terminated.

                3. COMPENSATION

                (a) BASE SALARY. The Company shall pay the Employee, and the Employee agrees to accept from the Company, in full payment for his services and promises to the Company (specifically including the Covenant Not to Compete as set forth in Section 10) a base salary at the rate of One Hundred Thousand Dollars ($100,000.00) per year, payable in equal semi-monthly installments or at such other time or times as the Employee and the Company shall agree. This base salary may be renegotiated if this Employment Agreement is renewed pursuant to
Section 2, or from time to time by mutual agreement of the parties.

                (b) BONUS. Employee also may receive an annual bonus in accordance with the Company's Comprehensive Employee Bonus Plan (the "Bonus Plan") the terms of which will be decided at a later date. The amount of the bonus, if any, payable to Employee shall be calculated and paid in accordance with the provisions of the Company's Bonus Plan.

                (c) OPTIONS. A separate option agreement will be entered into by the parties pursuant to which an option to purchase 50,000 shares of stock will be granted to Employee as of June 1, 1998.

                4. FRINGE BENEFITS AND VACATION. Employee shall be entitled to participate in any benefit programs adopted from time to time by the Company for the benefit of its

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employees  and  Employee  shall  receive  such other  fringe  benefits as may be granted to him from time to time by the Company's Board of Directors. Employee is entitled to four (4) weeks of paid vacation per calendar year, with such vacation to be scheduled and taken in accordance with the Company's standard vacation policies.

                5. BUSINESS EXPENSES. The Company will reimburse the Employee for any and all necessary, customary, and usual expenses, properly receipted in accordance with Company policies, incurred by Employee on behalf of the Company.

                6. TERMINATION OF EMPLOYMENT UPON DEATH OR DISABILITY.

                (a) DEATH. If the Employee dies while employed by the Company, the Employee's employment shall automatically cease and terminate. The Company's obligation to pay the Employee's base salary pursuant to Section 3 shall end as of the date of Employee's death.

                (b) DISABILITY. If Employee is absent from work due to injury or illness, the Employee will receive sick pay in accordance with the Company's established policy concerning sick pay. Following the expiration of any period of sick pay to which Employee may be entitled, Employee will be placed on unpaid leave of absence in accordance with the Company's leave of absence policy. If Employee is ultimately determined to be disabled (as defined below), Employee's leave of absence shall cease on the date such determination is effective. Otherwise, Employee's leave of absence may be terminated by the Company, in its discretion, as long as such termination does not violate applicable federal law.

                (c) DEFINITION OF DISABLED. The Employee shall be considered to be "disabled" for purposes of this Section 6 if, in the judgment of a licensed physician selected by the Board of Directors of the Company, the Employee is unable to perform the material duties of his position under this Agreement because of a physical or mental impairment. The determination by said physician shall be binding and conclusive for all purposes.

                7. TERMINATION BY THE COMPANY.

                (a) TERMINATION FOR CAUSE. The Company may terminate this Agreement at any time before the last day of the Initial Term (May 31, 2000) or before the last day of any Renewal Term if this Agreement is renewed on the mutual agreement of the parties, only for "cause." The term "cause" as used herein shall mean:

                         (1) Conduct of a criminal nature which may have an adverse impact on the Company's reputation and standing in the community;

                         (2) Conduct which is in violation of Employee's  common
                law duty of loyalty to the Company;

                         (3) Fraudulent  conduct in connection with the business
                affairs of the

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                Company,  regardless  of whether  said  conduct is  designed  to defraud the Company or others; or

                         (4) The failure of the Employee to discharge or perform
                his duties and obligations under this Agreement with due diligence and care;

                         (5) The refusal of the  Employee to implement or adhere
                to specific and duly-adopted policies or directives of the Board of Directors of the Company;

                         (6) Conduct  which is in violation of any  provision of
                this Agreement.

The existence of cause shall be conclusively determined by the Board of Directors of the Company or its duly appointed agent. If Employee's employment is terminated for any of the reasons specified in subparagraphs (1), (2) or (3), Employee's employment may be terminated immediately without any advance written notice. If Employee's employment is terminated for any of the reasons stated in subparagraphs (4), (5) or (6), Employee shall be entitled to receive thirty (30) days advance written notice of the termination and the reasons for the termination and shall be given a reasonable opportunity to respond thereto (provided that this shall not require that his employment or pay be extended).

                (b) NORMAL TERMINATION. This Employment Agreement shall terminate as of May 31, 2000, or as of the last day of any Renewal Term, if either party gives notice of intention to terminate or modify in accordance with the provisions of Section 2.

                (c) FINAL COMPENSATION PAYMENTS. The Company's obligation to pay the Employee's base salary pursuant to Section 3 shall terminate as of the last day of the Initial Term (May 31, 2000), or as of the last day of any Renewal Term if this Employment Agreement is continued by the mutual agreement of the parties, or on the day properly specified in any notice of termination issued pursuant to any of the preceding paragraphs of this Section. Employee shall not be entitled to receive any bonus pursuant to Section 3(b) for the year in which his employment is terminated if his employment is terminated for "cause" pursuant to Section 7(a). In all other cases in which Employee's employment is terminated by the Company pursuant to this Section, any non-discretionary bonus due to the Employee pursuant to the Company's Bonus Plan shall be prorated based on the number of months or fractions thereof worked by Employee prior to the termination. "Non-discretionary bonus" means a bonus that, under the Company's Bonus Plan, is not determined or awarded at the discretion of management or the board, but is granted pursuant to a structured schedule.

                8. TERMINATION BY THE EMPLOYEE.

                (a) CHANGE OF CONTROL. The Employee may terminate this Employment agreement in the event of a "change in control of the Company" (as defined below). If a change in control of the Company occurs, Employee may elect within thirty (30) days of such change in control to terminate this Employment Agreement and will have the right to receive a payment equal to the

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present value of the remaining  base salary  payments due through the end of the
Initial Term of this employment Agreement plus a prorated amount of any non-discretionary bonus (as defined in Section 7(c) above) to which Employee would otherwise entitled under the Company's Bonus Plan. If the change in control occurs during a Renewal Term, Employee shall receive the present value of remaining payments due through the end of such Renewal Term. Present value shall be calculated using an interest rate equal to the "applicable Federal rate," as such term is defined in Section 1274(d)(1) of the Internal Revenue Code of 1986, determined as of the day on which the calculation is being made. A "change in control of the Company," for the purposes of this Employment Agreement, shall mean:

                (1) a transfer of fifty-one percent (51%) or more of the capital stock of the Company during any calendar year;

                (2) a transfer of fifty-one percent (51%) or more of the capital stock of the Company, in the aggregate, during any period of five (5) or more consecutive calendar years; or

                (3) a change in the composition of the Board of Directors such that during any period of two (2) consecutive calendar years during the term of this Agreement, fifty-one percent (51%) or more of the individuals who at the beginning of such period constitute the Board cease for any reason to serve on the Board of Directors.

                9. EFFECT OF TERMINATION. Upon the proper termination of this Employment Agreement by the Company for any reason whatsoever, or upon the termination of this Employment Agreement by the Employee, this Employment Agreement shall thereupon be and become void and of no further force or effect, except that the Covenant Not to Compete set forth in Section 10 the Proprietary Information provisions of Section 11 shall survive any said termination and shall continue to bind the Employee for the period of time stated therein and the Arbitration provisions of Section 17 shall continue to govern any disputes arising hereunder. Any payments due pursuant to the provisions of this Employment Agreement for services rendered prior to the termination shall be made as provided in this Employment Agreement.

                10. COVENANT NOT TO COMPETE. The Employee acknowledges that he is the Chief Financial Officer of the Company and in such capacity the Employee will be the Company's representative with the clients and potential clients of the Company. The Employee also acknowledges that he will have access to confidential information about the Company and its clients and that he will have access to other "proprietary information" (as defined in Section 11) acquired by the Company at the expense of the Company for use in its business. Employee has substantial experience in financial matters, and possesses special, unique, and extraordinary skills and knowledge in this field. The Employee's management and operational services to the Company are special, unique, and extraordinary and the success or failure of the Company in developing, manufacturing, marketing and distributing functional chewing gum is dependent upon the Employee's discharge of his duties and obligations. Accordingly, by execution of this employment Agreement:

                (a) DURATION OF COVENANT. Employee agrees that during the Employment

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Period and for a period of one (1) year following the Employee's  termination of employment for any reason (whether such termination shall be voluntary or involuntary), the Employee shall not violate the provisions of Paragraph (b), below. Employee agrees that the one-year period referred to in the preceding sentence shall be extended by the number of days included in any period of time during which the Employee is or was engaged in activities constituting a breach of Paragraph (b).

                (b) PROHIBITED COMPETITIVE ACTIVITIES. During the time period specified in Paragraph (a), Employee shall not:

                         (1)  Directly  or  indirectly  own,  operate,   manage,
                consult with, control, participate in the management or control of, be employed by, maintain, or control any interest whatsoever in any entity engaged in the business of developing, manufacturing, marketing or distributing functional chewing gum to wholesalers or distributors or in retail or private label markets in Maricopa County, State of Arizona; or

                         (2) Directly or  indirectly  solicit any business  from
                any individual or entity which obtained such services from the Company at any time during the Employee's Employment Period; or

                         (3) Directly or  indirectly  solicit any business  from
                any individual or entity solicited by the Employee on behalf of the Company; or

                         (4) Directly or  indirectly  seek to hire,  and/or hire
                any of Company's employees for the purpose of having such employee engage in services that are the same, similar or related to the services that such employee provided for Company.

                (c) NEED FOR COVENANT, LEGAL REMEDIES. The Employee expresses, agrees and acknowledges that this Covenant Not to Compete is necessary for the Company's protection because of the nature and scope of the Company's business and the Employee's position with and services for the Company. Further, the Employee acknowledges that, in the event of his breach of this Covenant Not to Compete, money damages will not sufficiently compensate the Company for its injury caused thereby, and the Employee accordingly agrees that in addition to such money damages the Employee may be restrained and enjoined from any continuing breach of this Covenant Not to Compete without any bond or other security being required by any court. The Employee acknowledges that any breach of this Covenant Not to Compete would result in irreparable damage to the Company.

                (d) ACKNOWLEDGMENTS BY EMPLOYEE. The Employee expressly agrees and acknowledges as follows:

                       (1) This Covenant Not to Compete is reasonable as to time
                and geographical area and does not place any unreasonable burden upon him.

                       (2) The general  public will not be harmed as a result of
                enforcement of this Covenant Not to Compete.

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                       (3) Employee has requested or has had the  opportunity to
                request that his personal legal counsel review this Covenant Not to Compete.

                       (4) The Employee  understands  and hereby  agrees to each
                and every term and condition of this Covenant Not to Compete.

                11. PROPRIETARY INFORMATION

                (a) RETURN OF PROPRIETARY INFORMATION. Upon termination of this Agreement for any reason, the Employee shall immediately turn over to the Company any "Proprietary Information," as defined below. The Employee shall have no right to retain any copies of any material qualifying as Proprietary Information for any reason whatsoever after termination of his employment hereunder without the express written consent of the Company.

                (b) NON DISCLOSURE. It is understood and agreed that, in the course of his employment hereunder and through his activities for and on behalf of the Company, the Employee will receive, deal with and have access to the Company's Proprietary Information and that the Employee holds the Company's Proprietary Information in trust and confidence for the Company. The Employee agrees that he shall not, during the term of this Agreement or thereafter, in any fashion, form or manner, directly or indirectly, retain, make copies of, divulge, disclose or communicate to any person, in any manner whatsoever (except when necessary or required in the normal course of the Employee's employment hereunder and for the benefit of the Company or with the express written consent of the Company, or as required by law) any of the Company's Proprietary Information or any information of any kind, nature or description whatsoever concerning any matters affecting or relating to the Company's business.

                (c) PROPRIETARY INFORMATION DEFINED. For purposes of this Agreement, "Proprietary Information" means and includes the following: the identity of clients or customers or potential clients or customers of the Company; any written, typed or printed lists or other materials identifying the clients or customers of the Company; any financial or other information supplied by clients or customers of the Company; any and all data or information involving the techniques, programs, methods or contacts employed by the Company in the conduct of its business; any lists, documents, manuals, records, forms, or other materials used by the Company in the conduct of its business; any descriptive materials describing the methods and procedures employed by the Company in the conduct of its business; and any other secret or confidential information concerning the Company's business or affairs. The term "list", "document", or their equivalent, as used in this Section, are not limited to a physical writing or compilation but also include any and all information whatsoever regarding the subject matter of the "list" or "document" whether or not such compilation has been reduced to writing.

                12. TERMINATION OF PRIOR AGREEMENTS. This Agreement terminates and supersedes any and all prior agreements and understandings between the parties with respect to

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employment or with respect to the compensation of the Employee by the Company.

                13. ASSIGNMENT. This Agreement is personal in its nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided that, in the event of the merger, consolidation or transfer or sale of all or substantially all of the assets of the Company with or to any other individual or entity, this Agreement shall, subject to the provisions hereof, be binding upon and inure to the benefit of such successor and such successor shall discharge and perform all the promises, covenants, duties and obligations of the Company hereunder.

                14. GOVERNING LAW. This Agreement and the legal relations thus created between the parties hereto shall be governed by and construed under and in accordance with the laws of the State of Arizona.

                15. ENTIRE AGREEMENT. This Employment Agreement embodies the entire agreement of the parties respecting the matters within its scope and may be modified only in writing.

                16. WAIVER. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

                17. ARBITRATION. In the event any dispute or controversy arising out of this Agreement (other than claims arising pursuant to the Covenant Not to Compete or Proprietary Information provisions of Sections 10 and 11) cannot be settled by Company and Employee, such controversy or dispute, at the election of either Company or Employee, by written notice to the other, may be submitted to arbitration in Phoenix, Arizona, and for this purpose Company and Employee each hereby expressly consent to such arbitration and such place. In the event Company and Employee cannot, within fifteen (15) days following the election to submit the dispute or controversy to arbitration, mutually agree upon an arbitrator to settle their dispute or controversy, then Company and Employee shall each select one (1) arbitrator and the two arbitrators shall select a third arbitrator. The decision of the majority of said arbitrators shall be binding upon Company and Employee for all purposes, and judgment to enforce any such binding decision may be entered in the Superior Court, Maricopa Country, Arizona (and for this purpose Company and Employee hereby irrevocably consent to the jurisdiction of said court). If either Company or Employee fails to select an arbitrator within fifteen (15) days after written demand from the other party to do so, then the Chief Judge in the United States District Court of the District of Arizona shall select such other arbitrator. At the election of either Company or Employee, all arbitrators shall be selected pursuant to the then existing rules and regulations of the American Arbitration Association governing commercial transactions. At the request of either Company or Employee, arbitration proceedings shall be conducted in the utmost secrecy. In such case, all documents, testimony and records shall be available for inspection only for purposes of the arbitration and only by either party and their respective attorneys and experts who shall agree, in advance and in writing, to receive all such information in secrecy. In all other

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
respects, the arbitrators shall conduct all proceedings pursuant to the Uniform Arbitration Act as adopted by the State of Arizona and the then existing rules and regulations of the American Arbitration Association governing commercial transactions. The costs of the arbitration and arbitrators shall be borne by the non-prevailing party, as determined by the arbitrators, and each party shall bear their own attorneys' fees.

                18. SEVERABILITY. In the event that a court of competent jurisdiction determines that any portion of this Agreement is in violation of any statute or public policy, then only the portions of this Agreement which violate such statute or public policy shall be stricken. All portions of this Agreement which do not violate any statute or public policy shall continue in full force and effect. Further, any court order striking any portion of this Agreement shall modify the stricken terms to give as much effect as possible to the intentions of the parties under this Agreement.

                IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Employee has hereunto signed this Agreement, on this day of ______________, 1998.

                                        GUM TECH INTERNATIONAL, INC.


                                        By:_____________________________________

                                          Its:__________________________________


                                        WILLIAM J. HEMELT

                                        ________________________________________

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                 Gum Tech International, Inc. Stock Option Plan

                         Grant of Incentive Stock Option

Date of Grant: June 1, 1998

         THIS GRANT, dated as of the date of grant first stated above (the "Date of Grant"), is delivered by Gum Tech International, Inc., a Utah corporation ("Company") to William J. Hemelt (the "Grantee"), who is an employee, officer or director of Company.

         WHEREAS, the Board of Directors of Company (the "Board") effective March 1, 1995, adopted the Gum Tech International, Inc., Stock Option Plan, as amended (the "Plan");

         WHEREAS, the Plan provides for the granting of stock options by a committee to be appointed by the Board (the "Committee") to directors, officers and key employees of Company to purchase, or to exercise certain rights with respect to, shares of the Common Stock of Company, no par value per share (the "Stock"), in accordance with the terms and provisions thereof; and

         WHEREAS, the Committee considers the Grantee to be a person who is eligible for a grant of stock options under the Plan, and has determined that it would be in the best interest of Company to grant the stock options documented herein.

         NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

SECTION 1.        GRANT OF OPTION

         Subject to the terms and conditions hereinafter set forth, Company, with the approval and at the direction of the Committee, hereby grants to the Grantee, as of the Date of Grant, an option to purchase up to 50,000 shares of Stock at a price equal to $5.50 per share, the fair market value of such shares as of the Date of Grant. Such option is hereinafter referred to as the "Option" and the shares of stock purchasable upon exercise of the Option are hereinafter sometimes referred to as the "Option Shares."

SECTION 2.        VESTING

         Subject to the limitations set forth in Section 3, the Option shall become exercisable in accordance with the vesting schedule set forth below, so long as the Grantee is actively employed by the Company on such date:

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   PERCENTAGE OF OPTION SHARES EXERCISABLE        DATE OPTION SHARES VEST
   ---------------------------------------        -----------------------

                  First 50%                            June 1, 1999
                  Second 50%                           June 1, 2000

         Notwithstanding the foregoing, in the event of a Change of Control, all then unvested Options shall become fully vested and exercisable. For this purpose, a "Change of Control" shall mean any of the following:

          (1) a transfer of fifty-one percent (51%) or more of the capital stock of the Company during any calendar year;

          (2) a transfer of fifty-one percent (51%) or more of the capital stock of the Company, in the aggregate, during any period of five (5) or more consecutive calendar years; or

         (3) a change in the composition of the Board of Directors such that during any period of two (2) consecutive calendar years during the term of this Agreement, fifty-one percent (51%) or more of the individuals who at the beginning of such period constitute the Board cease for any reason to serve on the Board of Directors.

SECTION 3.        TERMINATION OF OPTION

         3.1 The Option and all rights hereunder with respect thereto, to the extent such rights shall not have been exercised, shall terminate and become null and void on June 1, 2001 (the "Option Term").

         3.2 In the event of the death or disability of the Grantee, the Option may be exercised by the Grantee or the Grantee's legal representative(s) at any time within the one year anniversary date of the Grantee's death, but only to the extent that the Option would otherwise have been exercisable by the Grantee.

         3.3 In the event of that Grantee is no longer a key management employee, officer or director of the Company, the Option may be exercised by the Grantee or its legal representative(s) at any time within 90 days after the Grantee is no longer a key management employee, officer or director if the Option Shares are subject to an S-8 Registration Statement filed with the Securities Exchange Commission and at any within one year after the Grantee is no longer a key management employee, officer or director if the Option Shares are not subject to an S-8 Registration Statement filed with the Securities Exchange Commission.

         3.4 Notwithstanding any other provisions set forth herein or in the Plan, any unexercised portion of the option shall immediately terminate and be void if the Grantee shall engage in any of the following:

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                  (1)  Conduct  of a criminal  nature  which may have an adverse impact on the Company's reputation and standing in the community;

                  (2) Conduct which is in violation of Grantee's common law duty of loyalty to the Company;

                  (3) Fraudulent conduct in connection with the business affairs of the Company, regardless of whether said conduct is designed to defraud the Company or others; or

                  (4) The failure of the Grantee to discharge or perform the duties of his position with due diligence and care;

                  (5) The refusal of the Grantee to implement or adhere to specific and duly-adopted policies or directives of the Board of Directors of the Company;

                  (6) Conduct which is in violation of any provision of any employment agreement, noncompete agreement, or any other agreement in effect between the Grantee and the Company.

SECTION 4.        EXERCISE OF OPTIONS

         4.1 The grantee may exercise the Option with respect to all or any part of the number of Option Shares then exercisable hereunder by giving the President of the Company written notice of intent to exercise. The notice of exercise shall specify the number of Option Shares as to which the Option is to be exercised and the date of exercise thereof, which date shall be at least five days after the giving of such notice unless an earlier time shall have been mutually agreed upon.

         4.2 Full payment (in U.S. dollars) by the Grantee of the option price for the Option Shares purchased shall be made on or before the exercise date specified in the notice of exercise in cash, certified funds or cashier's check, or, with the prior written consent of the Committee, in whole or in part through the surrender of previously acquired shares of Stock at their fair market value on the exercise date.

                  No shares of Stock shall be delivered upon exercise of the Option until (i) the purchase price is paid in full in the manner herein provided or (ii) the Company receives any approval of any governmental authority required in connection with the Option, or the issuance of Stock under this Agreement. The Company is not required to deliver any shares of Stock pursuant to the exercise of the Option if, in the opinion of counsel for the Company, the issuance would violate the Securities Act of 1933 or any other applicable federal or state securities laws or regulations.

         4.3 If the Grantee fails to pay for any of the Option Shares specified in such notice or fails to accept delivery thereof, the Grantee's right to purchase such Option Shares may be terminated by Company. The date specified in the Grantee's notice as the date of exercise shall be deemed the date of exercise of the Option, provided that payment in full for the Option Shares to be purchased upon such exercise shall have been received by such date.

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SECTION 5.        ADJUSTMENT OF AND CHANGES IN STOCK OF COMPANY

         In the event of a reorganization, recapitalization, change of shares, stock split, spin-off, stock dividend, reclassification, subdivision or combination of shares, merger, consolidation rights offering, or any other change in the corporate structure or shares of capital stock of Company, the Committee shall make such adjustment as it deems appropriate in the number and kind of shares of Stock subject to the Option or in the option price: provided, however, that no such adjustment shall give the Grantee any additional or reduced benefits under the Option.

SECTION 6.        FAIR MARKET VALUE

         As used herein, the fair market value of a share of Stock shall be the closing price of the Stock on the date of the granting of this option.

SECTION 7.        NO RIGHTS OF STOCKHOLDERS

         Neither the Grantee nor any personal representative shall be, or shall have any of the rights and privileges or, a stockholder of Company with respect to any shares of Stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

SECTION 8.        NON-TRANSFERABILITY OF OPTION

         During the Grantee's lifetime, the Option hereunder shall be exercisable only by the Grantee or any personal representative, guardian, conservator or legal representative of the Grantee and the Option shall not be transferable except, in case of the death of the Grantee, by will or the laws of descent and distribution, nor shall the Option be subject to attachment, execution or other similar process. In the event of (a) any attempt by the Grantee to alienate, assign, pledge, hypothecate or otherwise dispose of the Option, except as provided for herein, or (b) the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, Company may terminate the Option by notice to the Grantee and it shall thereupon become null and void.

SECTION 9.        EMPLOYMENT NOT AFFECTED

         The granting of the Option nor its exercise shall not be construed as granting to the Grantee, if he is an employee of the Company, any right with respect to continuance of employment of the Company. Except as may otherwise be limited by a written agreement between the Company and the Grantee, the right of the Company to terminate at will the Grantee's employment with it at any time (whether by dismissal, discharge, retirement or otherwise) is specifically reserved by Company, as the Company or on behalf of the Company (whichever the case may be), and acknowledged by the Grantee.

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SECTION 10.       AMENDMENT OF OPTION

         The Option may be amended by the Board or the Committee at any time (i) if the Board or the Committee determines, in its sole discretion, that amendment is necessary or advisable in the light of any addition to or change in the Internal Revenue Code of 1986 or in the regulations issued thereunder, or any federal or state securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Option, or (ii) other than in the circumstances described in clause (i), with the consent of the Grantee.

SECTION 11.       NOTICE

         Any notice to Company provided for in this instrument shall be addressed to it in care of its Secretary at the following address: Gum Tech International, Inc., 246 East Watkins Street, Phoenix, Arizona 85004, and any notice to the Grantee shall be addressed to the Grantee at the current address shown on the payroll records of the Company. Any notice shall be deemed to be duly given if and when properly addressed and posted by registered or certified mail, postage prepaid.

SECTION 12.       INCORPORATION OF PLAN BY REFERENCE

         The Option is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with the Plan. The Committee shall interpret and construe the Plan and this instrument, and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

SECTION 13.       GOVERNING LAW

         The  validity,   construction,   interpretation   and  effect  of  this
instrument shall exclusively be governed by an determined in accordance with the law of the State of Arizona.


         IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute and attest this Grant of Incentive Stock Option, and to apply the corporate seal hereto, and the Grantee has placed his or her signature hereon, effective as of the Date of Grant.

                                GUM TECH INTERNATIONAL, INC., a Utah corporation


                                By:_____________________________________________
                                            Gary Kehoe, President

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                                ACCEPTED AND AGREED TO:



                                ________________________________________________
                                WILLIAM J HEMELT

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